                                                                    Exhibit 10.6

                  PURCHASE ORDER FINANCE AND SECURITY AGREEMENT

                          DATED AS OF NOVEMBER 26, 2004

                                     BETWEEN

                            LAURUS MASTER FUND, LTD.

                                    AS LENDER

                                       AND

                              TIDEL ENGINEERING, LP

                                   AS BORROWER

     This PURCHASE ORDER FINANCE AND SECURITY AGREEMENT is dated as of November
26, 2004 and agreed to by and between TIDEL ENGINEERING, LP, a Delaware limited partnership ("Borrower"), any other Credit Party executing this Agreement, and
LAURUS MASTER FUND, LTD., a Cayman Island company ("Lender").

                                    RECITALS

     Borrower desires to obtain financing from Lender to enable Borrower to purchase the required materials to fulfill purchase orders and Lender is willing to provide such financing in accordance with the terms of this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1.   DEFINITIONS

          1.1 GENERAL DEFINITIONS AND RULES OF CONSTRUCTION.

          Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the meanings as assigned to them in SCHEDULE A. For purposes of this Agreement and the other Loan Documents, the rules of construction, unless specifically indicated to the contrary, set forth in
SCHEDULE A shall apply.

          1.2 APPENDICES.

          All Schedules, Attachments, Addenda and Exhibits (collectively,
"Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

     2.   AMOUNT AND TERMS OF ADVANCES

          2.1 ADVANCES.

              (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Facility Termination Date, Lender, in its sole discretion, may make advances to Borrower (each, an "Advance" and collectively,
"Advances") to enable Borrower to purchase the required Products to fulfill
P.O.s. The aggregate outstanding amount of Advances shall not at any time exceed the Maximum Amount. The Advances shall be repayable in accordance with the terms of this Agreement.

              (b) Borrower expressly acknowledges, represents and agrees that:
(i) Lender has made no commitment or agreement to make, provide or arrange for any one or more Advances hereunder; (ii) Lender may at any time determine not to provide or arrange for any Advance requested by Borrower hereunder; and (iii)
although the absence of commitments or agreements to provide or arrange for

Advances hereunder at any time may cause significant risk to Borrower's business, Borrower in acknowledging its understanding of this Agreement as modified or amended in writing, is willing to assume such risk based upon its independent evaluation.

              (c) Borrower shall request each Advance by written notice to
Lender substantially in the form of a Request Certificate. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Request Certificate believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Request Certificate were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrower, Lender may permit telephonic or facsimile requests for an Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by Borrower.
Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. In making any Advance hereunder Lender shall be entitled to rely upon the Request
Certificate delivered to Lender by Borrower and other information available to
Lender.

              (d) Lender will notify Borrower by 5:00 p.m. (New York City time)
on or before the second full Business Day after Lender receives the Request
Certificate whether or not it will make the Advance requested in the Request
Certificate. No Advance will be made by Lender if Borrower does not have a P.O.
with respect to the Products to be provided thereunder or such P.O. is not an
Accepted P.O. A P.O. shall be deemed an Accepted P.O. only when (i) the P.O. is submitted pursuant to a Request Certificate, (ii) Lender shall issue an Advance with respect thereto, (iii) the P.O. shall meet each of the requirements set forth in Section 2.3 and (iv) it is not a Cancelled P.O.

              (e) Borrower shall use the proceeds of the Advances to purchase the required Products to fulfill Accepted P.O.s.

              (f) The Advances and all of the other Obligations of Borrower to
Lender shall constitute one general obligation of Borrower secured by all of the
Collateral.

          2.2 ADVANCE AMOUNT. No Advance with respect to any P.O. shall exceed the lesser of (i) fifty-five percent (55%) of the P.O. Price, and (ii) the
Landed Cost of the Products (the "Advance Amount").

          2.3 TERMS OF ACCEPTED P.O. Lender is not required to consider a P.O.
as eligible for the basis of an Advance unless such P.O. meets each of the following requirements (a P.O. which meets such requirements, an "Accepted
P.O."):

              (a) the P.O. shall have been approved for an advance rate of at least 55% of the P.O. Price by Lender;

              (b) Borrower has irrevocably directed the Customer to make payments of all amounts due Borrower to Lender or the Lockbox Account pursuant to such written direction as Lender may request from time to time;

              (c) an original, signed copy of the Request Certificate shall have been delivered to Lender, together with the P.O. in the exact form received by
Borrower (which P.O. shall be returned by Lender in the event an Advance is not made by Lender);

              (d) Lender shall be satisfied with the supplier of the Products;

              (e) Lender has taken such action as it chooses to verify
information contained on the Request Certificate including the accuracy and reasonableness of the Products Delivery Date and P.O. Delivery Date and validity of the P.O. (which verification may include, without limitation, direct confirmation from the Customer and any vendors and any such verification action or lack thereof shall not relieve Borrower from any of its obligations or representations under any Loan Document);

              (f) if so requested by Lender, Borrower shall have obtained a waiver and release of Lender by the Customer of any and all liability for breach of any and all express or implied warranties or product liability claims with respect to the Products or the use and distribution thereof;

              (g) the P.O. shall be for goods which do not require any further processing after they have been delivered by the supplier of Products;

              (h) the P.O. is not a Cancelled P.O. or a Delinquent P.O.;

              (i) the P.O., the Products and the P.O. Proceeds are free and clear of all Liens except Permitted Encumbrances;

              (j) the Products covered by the P.O. are covered by the insurance and Lender is named as lender loss payee under such insurance policies as required by Section 4.11;

              (k) the Products are deliverable pursuant to documents,
instruments, and statements in form and substance satisfactory to Lender, all of which to the extent required by Lender, have been delivered to Lender or a representative designated by Lender;

              (l) to the extent that the Products are or will be covered by a negotiable document of title, such documents have been delivered to Lender with all necessary endorsements;

              (m) transportation of the Products to the Customer shall be controlled by Borrower and shall be on terms and conditions satisfactory to
Lender;

              (n) Lender has received executed Customs Broker Agreements and
Collateral Access Agreements, as applicable;

              (o) Borrower shall have delivered to Lender such additional information and documentation as Lender may have from time to time requested;
and

              (p) All other terms and conditions of the P.O. shall be
satisfactory to Lender in its sole discretion.

          2.4 CHARGES.

              (a) Borrower shall pay interest to Lender on the aggregate outstanding Advances at a fixed rate of fourteen percent (14%) per annum (the
"Interest Rate"). All computations of interest and fees shall be made by Lender on the basis of a three hundred and sixty (360) day year, for the actual number of days occurring in the period for which such interest or fee is payable. The actual number of days includes the day on which the funds are advanced for an
Advance and includes the day on which interest is paid. Each determination by
Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. Following the occurrence and during the continuance of an Event of Default, Borrower shall pay interest to Lender on the aggregate outstanding Advances at a fixed rate of two percent (2%) per month.

              (b) Interest shall be payable monthly on the outstanding Advances or, if earlier, the Facility Termination Date. At Lender's option, Lender may charge Borrower's account for said interest when due.

              (c) If any interest or other payment (including fees) to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

              (d) Notwithstanding anything to the contrary set forth in this
Agreement or any other Loan Document, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in this Agreement and the other
Loan Documents, unless and until the rate of interest again exceeds the Maximum
Lawful Rate, and at that time this Section shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the
Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.4(d), a court of competent jurisdiction shall finally determine that Lender has received interest hereunder in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.8 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          2.5 FEES. Borrower agrees to pay to Lender the following fees:

              (a) Closing Fee. Upon execution of this Agreement by Company and
Laurus, Company shall pay to Laurus Capital Management, LLC a closing payment in an amount equal to three and one-half percent (3.50%) of the Maximum Amount.
Such payment shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

              (b) Late Fees. In the event of a Delinquent P.O., a late payment fee in a sum equal to two percent (2%) of the amount of such P.O. per month for the period commencing on the date an Accepted P.O. becomes a Delinquent P.O. and ending on the Clearance Date.

          2.6 CASH MANAGEMENT. On or prior to the Closing Date and until the
Termination Date, Borrower will establish and maintain the cash management system described in SCHEDULE B.

          2.7 RECEIPT OF PAYMENTS. Borrower shall make each payment under this
Agreement without set-off, counterclaim or deduction and free and clear of all
Taxes not later than on the day when due in lawful money of the United States of
America in immediately available funds to the Lockbox Account. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan
Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made.

          2.8 APPLICATION AND ALLOCATION OF PAYMENTS. If there has not been a
Default and in the absence of a specific determination by Lender with respect to the order of applying payments, payments received by Lender on account of
Accepted P.O.s will be applied as follows: (i) first, to pay Lender's expenses which have been incurred or committed; (ii) second, to the payment of Lender's fees and interest in connection with the Advance; and (iii) third, to the payment or reimbursement in full of all Obligations to Lender in connection with an Accepted P.O. and all other Accepted P.O.s. As to any other payment, and as to all payments made after a Default has occurred or following the Facility
Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower and
Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations in such order as Lender shall determine. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Advances on behalf of Borrower for: (a) payment of all fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of
Borrower's obligations with respect to preservation of the Collateral or otherwise under this Agreement, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Advances causes the outstanding balance of the
Advances to exceed the Maximum Amount, and Borrower agrees to repay immediately, in cash such Advances.

          2.9 ACCOUNTING. Lender is authorized to record on its books and records the date and amount of each Advance and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower access to an accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Advances made to Borrower under this Agreement. Such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

          2.10 TERM AND PAYMENT.

              (a) On the Facility Termination Date Borrower shall pay to Lender in full, in cash: (i) all outstanding Advances and all accrued but unpaid interest thereon; and (ii) all other non-contingent Obligations due to or incurred by Lender.

              (b) If any Accepted P.O. becomes a Canceled P.O. or a Delinquent
P.O., then Borrower shall immediately repay the Advance relating thereto.

              (c) Each Advance shall be payable on the earlier of (i) the
Advance Due Date or (ii) receipt of the P.O. Proceeds.

              (d) Borrower shall have the right, at any time upon thirty (30)
days' prior written notice to Lender to (i) terminate voluntarily Borrower's right to receive or benefit from, and Lender's obligation to make and to incur,
Advances and (ii) prepay all of the Obligations. The effective date of termination specified in such notice shall be the Facility Termination Date.

     3.   CONDITIONS PRECEDENT

          3.1 CONDITIONS TO THE INITIAL ADVANCES. Lender shall not be obligated to make any Advance, or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

              (a) Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing
Date, in form and substance satisfactory to Lender and its counsel:

                    (i) this Agreement duly executed by Borrower;

                    (ii) acknowledgement copies of proper Financing Statements
     (Form UCC-l) (the "Financing Statements") duly filed under the Code in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender's Lien on the Collateral;

                    (iii) certified copies of UCC Searches, or other evidence
     satisfactory to Lender, listing all effective financing statements which name Borrower (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions referred to in
     DISCLOSURE SCHEDULE (4.3), together with copies of such other financing statements;

                    (iv) evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender's Lien on the Collateral and ensure such Collateral is free and clear of other Liens other than Permitted
     Encumbrances;

                    (v) Powers of Attorney duly executed by each Credit Party
     executing the Agreement;

                    (vi) duly executed Collateral Access Agreements;

                    (vii) duly executed Lockbox Account Agreements;

                    (viii) to the extent required by Lender, duly executed
     Custom Broker Agreements;

                    (ix) Guarantee executed by the following Persons: Tidel
     Technologies, Inc., and Guaranty Reaffirmations executed by Tidel Cash
     Systems, Inc., AnyCard International, Inc. and Tidel Services, Inc.

                    (x) Resolutions of each Credit Party executing the
     Agreement, together with all attachments thereto; and

                    (xi) copies of such financial statements and projections as
     Lender shall require.

              (b) Lender shall have received evidence satisfactory to it that the insurance policies provided for in Section 4.11 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such
Section; and

              (c) If required by Lender, Lender shall have received opinion(s)
of counsel to Borrower with respect to the Loan Documents in form and substance satisfactory to Lender.

          3.2 FURTHER CONDITIONS TO THE ADVANCES. Lender shall not be obligated to make any Advance (including the initial Advances), if, as of the date thereof:

              (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date;
or

              (b) any event or circumstance that has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing
Date; or

              (c) any Default shall have occurred and be continuing or would result after giving effect to such Advance; or

              (d) after giving effect to such Advance the aggregate amount of
Advances would exceed the Maximum Amount.

The request by Borrower for an Advance and the acceptance thereof shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this Article 3 and Section 2.3 have been satisfied and (ii) a restatement by
Borrower of each of the representations and warranties made by it in any Loan
Document and a reaffirmation by Borrower of the granting and continuance of
Lender's Liens pursuant to the Loan Documents.

     4.   REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

          To induce Lender to enter into this Agreement and to make the
Advances, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:

          4.1 P.O.S.

              (a) Each P.O. submitted with a Request Certificate (i) is a bona fide P.O. and conforms in all respects to the representations contained in the
Request Certificate and this Agreement, which Request Certificate is true and correct in all respects, (ii) shall constitute the legal, valid and binding obligations of the Borrower and shall be enforceable against the Borrower in accordance with its terms, (iii) contains all of the terms and conditions relating to the Customer's purchase of Products, (iv) at the time such P.O. is submitted, such P.O. is not the subject of a claimed dispute or a claimed request for a modification, and (v) is not the subject of an arrangement for goods or payments to be applied to other purchase orders, invoices or other obligations.

              (b) Borrower shall (i) fully perform in accordance with the terms and conditions of each P.O. submitted with a Request Certificate, (ii) not give any other authorization or direction to make payment of all or any part of the
P.O. Proceeds except as expressly provided for in this Agreement, (iii) not agree to any amendments, modification of cancellation or revocation of, or substitution for any P.O. and shall not waive any of its rights thereunder without the prior written consent of Lender.

              (c) Upon delivery of Products to the Customer pursuant to an
Accepted P.O., Borrower shall issue or cause to be issued a P.O. Invoice (and deliver any other related documents required by the applicable P.O. for issuance of an invoice on account of such P.O.) to the Customer for the full P.O. Price.
The P.O. Invoice shall direct the Customer to make payment to Lender or, if applicable, the Lockbox Account. Borrower shall not accept any payment
(including rebates, set-offs, and other Customer adjustments) with respect to any P.O. Invoice other than through Lender or the Lockbox Account. Borrower shall receive and hold in trust for the sole and exclusive benefit of Lender all sums and instruments representing payment of any P.O. Invoice and all P.O.
Proceeds which for any reason come into the possession of Borrower, its agents, representatives or any other party acting on behalf of Borrower, and promptly to deliver or cause delivery of such sums to Lender.

              (d) Borrower shall (i) take all actions necessary for the
packaging and the shipment of Products to Customers in accordance with Accepted
P.O.s, including, without limitation, processing, packaging, shipping, warehousing, and insuring Products in accordance with the specifications set forth in the applicable Accepted P.O. and this Agreement, and to deliver the same to the Customer on or before the P.O. Delivery Date, (ii) provide Lender with written notice (including the date shipped, the destination, the expected delivery date and the shipper) of each shipment of P.O. Inventory immediately following shipment thereof, (iii) immediately after issuance to the Customer deliver a copy of each P.O. Invoice to Lender, and (iv) endeavor to collect in a manner consistent with past practices, payment with respect to each P.O.
Invoice.

              (e) Borrower is not in breach of any obligations it may have to
Customer under a P.O. Borrower shall immediately notify Lender in writing if an
Accepted P.O. becomes a Cancelled P.O. or a Delinquent P.O. and of any claims, returns, disputes or offsets made by a Customer regarding the Products or payment therefore.

              (f) All P.O. Inventory shall be in compliance with all
Environmental Laws and shall contain no Hazardous Materials. No P.O. Inventory
(i) is produced under a license of any Intellectual Property except as disclosed in the applicable Request Certificate nor (ii) was manufactured wholly or in part by forced or child labor. Forced labor shall include any labor, including convict labor or forced labor or indentured labor, where the work undertaken was not completed voluntarily and/or was extracted under the threat of punishment or penalty. Child labor shall include any and all labor undertaken by children younger than the age of 14 or the age at which labor is allowed under the local law.

              (g) Borrower shall deliver or cause to be delivered to Lender all documents, notices, instruments, statements and bills of lading relating to
Products and P.O. Inventory.

          4.2 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Corporate Credit
Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of
Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party that are necessary or appropriate for the conduct of its business.

          4.3 LOCATIONS; CORPORATE OR OTHER NAMES. (a) Each Corporate Credit
Party's name as it appears in official filing in the state of its incorporation or organization, (b) the type of entity of each Corporate Credit Party, (c) the organizational identification number issued by each such Credit Party's state of incorporation or organization or a statement that no such number has been issued, (d) each Corporate Credit Party's state of organization or incorporation, and (e) the location of each Corporate Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in DISCLOSURE SCHEDULE
(4.3) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. To the extent not previously delivered to Lender, each Corporate Credit Party shall deliver to Lender a
Collateral Access Agreement and/or Customs Broker Agreement from each person other than Borrower who at any time has possession of any Collateral. As of the
Closing Date, during the prior five years, except as set forth in DISCLOSURE
SCHEDULE (4.3), no Corporate Credit Party has been known as or conducted business under any other name (including trade names). Each Corporate Credit
Party has only one state of incorporation or organization.

          4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The
execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any
Requirement of Law applicable to or Contractual Obligation of such Credit Party;
(d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other
Person. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party thereto, and each such Loan
Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

          4.5 FINANCIAL STATEMENTS; BOOKS AND RECORDS.

              (a) The Financial Statements delivered by Borrower to Lender for its Fiscal Year ended September 30, 2004 and Fiscal Month ended October 31,
2004, are true, correct and complete and reflect fairly and accurately the

                                       10

financial condition of Borrower as of the date of each such Financial Statement in accordance with GAAP.

              (b) Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial
Statements.

              (c) All financial information provided by Borrower to Lender regarding any Customer or any Guarantor is true, correct and complete and reflect fairly and accurately the financial condition of such Person as of the date thereof.

          4.6 MATERIAL ADVERSE CHANGE. Between the date of Borrower's most recently audited Financial Statements delivered to Lender and the Closing Date, other than as previously disclosed to the Lender in writing: (a) no Corporate
Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments that could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) no events have occurred that alone or in the aggregate has had or could reasonably be expected to have a
Material Adverse Effect. No Requirement of Law or Contractual Obligation of any
Credit Party has or have had or could reasonably be expected to have a Material
Adverse Effect and no Credit Party is in default, and to such Credit Party's knowledge no third party is in default under or with respect to any of its
Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

          4.7 GOVERNMENT REGULATION. No Corporate Credit Party is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Advances, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law.

          4.8 TAXES; PAYMENT OF OBLIGATIONS. No tax Lien has been filed against any Credit Party or any Credit Party's property. Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit
Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

          4.9 LITIGATION. No Litigation is pending or, to the knowledge of any
Credit Party, threatened by or against any Credit Party or against any Credit
Party's properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                                       11

          4.10 FULL DISCLOSURE. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce Lender to execute the
Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          4.11 INSURANCE. As of the Closing Date, Disclosure SCHEDULE (4.11)
lists all insurance of any nature maintained for current occurrences by Borrower and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (a) "All Risk" and cargo and marine insurance policies that are currently maintained by any
Corporate Credit Party naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent). Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least thirty (30)
days' prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other
Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "All Risk" and cargo and marine policies of insurance to pay all proceeds payable thereunder directly to Lender.
If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit
Party's risk profile, to require additional forms and limits of insurance. Each
Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

          4.12 CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE. Each Corporate
Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit
Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

          4.13 FURTHER ASSURANCES. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender's rights in the Collateral, or any of it, and under this Agreement, or (c) to enable
Lender to exercise all or any of the rights and powers herein granted

                                       12

          4.14 SHIFTING CONTROL NOTICE. Lender shall be permitted and is hereby authorized to deliver to JP Morgan Chase Bank a Shifting Control Notice with respect to the Lockbox Account under and as defined in the Lockbox Account
Agreements (as defined in Schedule B hereto).

     5.   FINANCIAL MATTERS; REPORTS

          5.1 REPORTS. Borrower represents, agrees and promises that from and after the Closing Date until the Termination Date, Borrower shall deliver to
Lender: (a) within fifteen (15) days following the end of each Fiscal Month, a list of unpaid Accounts relating to P.O. Invoices as of the last day of the proceeding Fiscal Month; and (b) once each week, a list of cancelled P.O.'s.

          5.2 OTHER REPORTS AND INFORMATION. Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted
Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. Borrower shall, upon request of Lender, furnish to
Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

     6.   NEGATIVE COVENANTS

          Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither
Borrower nor any other Corporate Credit Party shall, directly or indirectly, by operation of law or otherwise:

              (a) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

              (b) except as contemplated by that certain Assets Sales Agreement, as defined in that certain Securities Purchase Agreement between Lender and
Tidel Technologies, Inc., dated as of the date hereof, sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties
(provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary equipment in the ordinary course of its business); or

              (c) change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is,
(iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days' prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the
Collateral.

                                       13

     7.   SECURITY INTEREST

          7.1 GRANT OF SECURITY INTEREST.

              (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of Borrower and any other Credit Party executing this Agreement hereby grants to the Lender a security interest in and
Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all deposit accounts, other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all investment property; all Stock; all goods (including
Inventory, equipment and fixtures); all chattel paper, Documents and instruments; all Books and Records; all General Intangibles (including all
Intellectual Property, contract rights, chooses in action, payment intangibles and software); all letter-of-credit rights; all supporting obligations; all rights and interests in, and right of payment from, Customers, vendors of
Products, insurance companies and other third parties in connection with P.O.s and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

              (b) Borrower, Lender and each other Credit Party executing this
Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower and each other Credit Party executing this Agreement represents, warrants and promises to
Lender that: (i) Borrower and each other Credit Party granting a Lien in
Collateral has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, free and clear of any and all Liens or claims of others, other than Permitted
Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on DISCLOSURE SCHEDULE
(7.1) will constitute valid perfected security interests in all of the
Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Credit
Party (other than purchasers of Inventory in the ordinary course of business)
and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower and each other
Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (w) all actions necessary to grant Lender "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper owned by such
Credit Party, with any agreements establishing control to be in form and substance satisfactory to Lender, (x) the prompt delivery of all original instruments, chattel paper, negotiable Documents and certificated Stock owned by

                                       14

such Credit Party (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Borrower (and any other Credit Party granting a Lien in
Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If any Credit Party retains possession of any chattel paper or instrument with
Lender's consent, such chattel paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd." Each Credit
Party executing this Agreement shall promptly, and in any event within two (2)
Business Days after the same is acquired by it, notify Lender of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Lender, such Credit Party shall enter into a supplement to this
Agreement granting to Lender a Lien in such commercial tort claim.

              (c) The Liens granted under this Agreement and each other Loan
Document are in addition to any other Liens that may have been or may be granted to Lender in connection with any other financing provided by Lender to Borrower or any other indebtedness of Borrower to Lender. Borrower and each other Credit
Party executing this Agreement acknowledges and agrees that all Liens granted by
Borrower or such Credit Party in favor of Lender secures the Obligations.

          7.2 LENDER'S RIGHTS.

              (a) Lender may, (i) at any time in Lender's own name or in the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of instruments, chattel paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, payment intangibles, instruments, chattel paper or other Collateral, and (ii) at any time after a Default has occurred and is continuing and without prior notice to Borrower or any other Credit Party, notify Account Debtors and other Persons obligated on any Collateral that Lender has a security interest therein and that payments shall be made directly to
Lender. Upon the request of Lender, Borrower shall so notify such Account
Debtors and other Persons obligated on any Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on any Collateral, the affected Credit Party shall not give any contrary instructions to such
Account Debtor or such other Person without Lender's prior written consent.
Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

              (b) It is expressly agreed by Borrower that, notwithstanding anything herein to the contrary, Borrower shall remain liable under each
Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract,
Instrument or License (between Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to

                                       15

make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

              (c) Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies
(or take originals if reasonably necessary) from all of Borrower's and such
Credit Party's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower and such Credit Party agree to render to Lender, at
Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

              (d) Lender may set off against any and all amounts due Borrower hereunder any Obligations which are due to Lender.

          7.3 LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT. On the Closing Date,
Borrower and each other Credit Party executing this Agreement shall execute and deliver a Power of Attorney in the form attached as Exhibit B. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of
Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees that
Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law,
Lender shall not have any duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. Borrower and each other Credit Party executing this
Agreement also hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral
(1) as all assets of such Credit Party (or any portion of such Credit Party's assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrower and each other
Credit Party executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to such Credit Party's rights under Section 9-509(d)(2) of the Code,

                                       16

except that in no event shall Borrower or any Credit Party request termination of any financing statement filed by Lender or any unit or division thereof until the Termination Date.

     8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

          8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 10.3:

              (a) Borrower shall fail to make any payment in respect of any
Obligations when due and payable or declared due and payable, and such failure to make payment continues in excess of three (3) Business Days; or

              (b) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this
Agreement or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement, and such failure or neglect to perform continues in excess of three (3) Business
Days; or

              (c) an event of default shall occur under any Contractual
Obligation of Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default shall continue in excess of three (3) Business Days, and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum
Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated
maturity or prior to its regularly scheduled dates of payment; or

              (d) any representation or warranty in this Agreement or any other
Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by
Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

              (e) there shall be commenced against Borrower or any other Credit
Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for thirty (30) consecutive days; or Borrower or any other Credit
Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or

                                       17

any of them or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

              (f) a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy
Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such
Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan
Document or invalidating or denying the validity or enforceability of this
Agreement or any other Loan Document or any action taken hereunder or thereunder; or

              (g) Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official)
for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 8.1 or clauses (i) and
(ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

              (h) any other event shall have occurred and it shall not have been cured within 15 days following the occurrence thereof that has had or could reasonably be expected to have a Material Adverse Effect and Lender shall have given Borrower notice thereof;

              (i) any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral, other than where such lien is released by Lender (or any Credit Party shall so assert any of the foregoing); or

              (j) an Event of Default shall have occurred under and as defined in any other document, instrument or agreement between or among any Credit Party and Lender which has not been cured during any applicable cure or grace period.

          8.2 REMEDIES.

              (a) If any Event of Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Advances. In addition, if any Event of Default shall have occurred and be continuing, Lender

                                       18

may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 8.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of
Lender to make further Advances, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

              (b) Without limiting the generality of the foregoing, Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower and each other Credit Party executing this
Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Lender deems necessary or advisable.

              (c) Borrower and each other Credit Party executing this Agreement further agrees, upon the occurrence and during the continuance of an Event of
Default and at Lender's request, to assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that
Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit
Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of
Lender's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any
Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Credit Party executing this Agreement agrees that ten (10) days' prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.

                                       19

Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

              (d) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower and each other
Credit Party executing this Agreement acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against
Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of
Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges and each other Credit Party executing this
Agreement that the purpose of this Section 8.2(d) is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2(d).
Without limitation upon the foregoing, nothing contained in this Section 8.2(d)
shall be construed to grant any rights to Borrower or to impose any duties on
Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.2(d).

              (e) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this
Agreement invalid or unenforceable, in whole or in part.

          8.3 WAIVERS BY CREDIT PARTIES. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment,

                                       20

demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents or any notes, commercial paper, Accounts, Contracts, Documents, instruments, chattel paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any
Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

          8.4 PROCEEDS. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the
Obligations in such order as Lender may deem advisable in its sole discretion, and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 608(a)(1) of the Code (but only after
Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     9.   SUCCESSORS AND ASSIGNS

          Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of
Lender. Any such purported conveyance by Borrower or any Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan
Documents. Lender reserves the right at any time to create and sell participations in the Advances and the Loan Documents and to sell, transfer or assign any or all of its rights in the Advances and under the Loan Documents.

     10.   MISCELLANEOUS

          10.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. This Agreement and
the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied with respect to the transactions contemplated hereby), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party a party to such Loan

                                       21

Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the initial Advances has been made at that time.

          10.2 INDEMNITY. Borrower and each other Credit Party executing this
Agreement jointly and severally agree to indemnify and hold Lender and its
Affiliates, and their respective employees, attorneys and agents (each, an
"Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this
Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively,
"Indemnified Liabilities"), except to the extent that any such Indemnified
Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT
PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON
ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT
UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR
CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN
EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR
THEREUNDER.

          10.3 LIMITATION ON LIABILITY. LENDER MAKES NO REPRESENTATIONS OR
WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO ANY PRODUCTS. Lender has no
liability or responsibility to any Credit Party or any other Person with respect to (i) the conformity of any Products to Borrower's orders therefor, or to the
Customer orders therefor, (ii) the accuracy of any information in any report or statement prepared by Lender at the request of Borrower, (iii) the collectability of any Accounts, (iv) the timeliness of presentation of documents under, or the conformity of any documents with, any requirements for drawings under Letters of Credit or (v) any withdrawal of credit approval by the Accounts
Receivable Lender or the withdrawal by any insurance company of (or refusal to issue) credit insurance.

          10.4 EXPENSES. Borrower agrees to pay or reimburse Lender for all reasonable costs and expenses (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Advance; (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection

                                       22

with the administration of the Advances or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, directly relating to the Collateral, any Loan
Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and
(f) any effort (i) to evaluate or assess Borrower or any other Credit Party or the affairs of such Person, and (ii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral including the expenses of Lender's representative at any Premises, insurance and credit insurance premiums, transportation and shipping expenses, customs clearance expenses and official fees and taxes. Unless sooner paid by Borrower or applied from payments received by Lender on account of Accepted P.O.s,
Borrower shall make such payments upon Lender's demand.

          10.5 NO WAIVER. Neither Lender's failure, at any time or times, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the
Loan Documents shall not suspend, waive or affect any other Default under any
Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion.
None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Lender contained in any
Loan Document and no Default by Borrower or any other Credit Party under any
Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

          10.6 SEVERABILITY; SECTION TITLES. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such
Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Facility Termination Date, all of which shall not terminate or expire,

                                       23

but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the
Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between parties hereto.

          10.7 NOTICES. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States
Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.7), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than
Borrower or Lender) designated in accordance with this Section 10.7 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

Notices shall be provided as follows:

If to Lender:           Laurus Master Fund, Ltd.
                        c/o Laurus Capital Management, LLC
                        825 Third Avenue
                        14th Floor
                        New York, New York 10022
                        Attention:  John E. Tucker, Esq.
                        Telephone:  212-541-5800
                        Facsimile:  212-541-4434

If to Borrower:         Tidel Engineering, LP
                        2900 Wilcrest
                        Suite 205
                        Houston, Texas 77042
                        Attn: Leonard Carr
                        Telephone:  713-783-8200
                        Facsimile:  713-783-6003

                                       24

With a copy to:         Olshan Grundman Frome Rosenzweig & Wolosky LLP
                        Park Avenue Tower
                        65 East 55th Street
                        New York, New York 10022
                        Attn:  Adam W. Finerman, Esq.
                        Telephone:  212-451-2289
                        Facsimile:  212-451-2222

          10.8 COUNTERPARTS. Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same agreement. Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

          10.9 GOVERNING LAW. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING
UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE
AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING
CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          10.10 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

              (a) BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT
HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE
OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS
OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS
AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR
RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT
LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE
COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF DELAWARE; AND FURTHER
PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE
LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION
TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY
FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF
LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY
SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT
COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY
OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER
VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING

                                       25

THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER
PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH
SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL
ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SECTION
10.7 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON
THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE
(3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

              (b) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE
APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE
BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL
RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE
ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER,
BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR
INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE
LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          10.11 REINSTATEMENT. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the
Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                              TIDEL ENGINEERING, LP, as Borrower

                              By: /s/ Mark K. Levenick
                                 -----------------------------------------
                              Name: Mark K. Levenick
                                   ---------------------------------------
                              Title: President
                                    --------------------------------------

                              TIDEL TECHNOLOGIES, INC., as a Credit Party

                              By: /s/ Mark K. Levenick
                                 -----------------------------------------
                              Name: Mark K. Levenick
                                   ---------------------------------------
                              Title: President
                                    --------------------------------------

                              TIDEL CASH SYSTEMS, INC., as a Credit Party

                              By: /s/ Mark K. Levenick
                                 -----------------------------------------
                              Name: Mark K. Levenick
                                   ---------------------------------------
                              Title: President
                                    --------------------------------------

                                       26

                              ANYCARD INTERNATIONAL, INC., as a Credit Party

                              By: /s/ Mark K. Levenick
                                 -----------------------------------------
                              Name: Mark K. Levenick
                                   ---------------------------------------
                              Title: President
                                    --------------------------------------

                              TIDEL SERVICES, INC, as a Credit Party

                              By: /s/ Mark K. Levenick
                                 -----------------------------------------
                              Name: Mark K. Levenick
                                   ---------------------------------------
                              Title: President
                                    --------------------------------------

                              LAURUS MASTER FUND, LTD.

                              By: /s/ David Grin
                                 -----------------------------------------
                              Name: David Grin
                                   ---------------------------------------
                              Title:  Director
                                    --------------------------------------

                                       27

                            SCHEDULE A - DEFINITIONS

                                 Defined Terms.

          "Accepted P.O." has the meaning assigned to such terms in Section 2.3.

          "Account Debtor" means any Person who is or may become obligated with respect to, or on account of, an Account, chattel paper or General Intangibles
(including a payment intangible).

          "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper or instruments) (including any such obligations that may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all rights to payment due to such Person for goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction
(whether or not yet earned by performance on the part of such Person); and (v)
all collateral security of any kind given by any Account Debtor or any other
Person with respect to any of the foregoing.

          "Advance" and "Advances" have the meanings assigned to them in Section
2.1(a).

          "Advance Due Date" means as respects each Advance the earlier of (i)
the due date for payment of the P.O. Invoice, and (ii) 180 days following the
Funding Date.

          "Advance Amount" has the meaning assigned to such term in Section 2.2.

          "Affiliate" means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii)
each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Agreement including all Appendices attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the
Closing Date or in a written amendment thereto executed by Borrower and Lender.

          "Appendices" has the meaning assigned to it in Section 1.5.

          "Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral.

          "Borrower" means the Person identified as such in the preamble of this
Agreement.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Cancelled P.O." means a P.O. which (i) has been cancelled by the
Customer prior to delivery of Products to the Customer or (ii) the vendor of
Products has failed to deliver Products which conform to specifications to the
Premises on or before the Products Delivery Date.

          "Charges" means all Federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii)
the Obligations, (iii) the employees, payroll, income or gross receipts of any
Credit Party, (iv) the ownership or use of any assets by any Credit Party, or
(v) any other aspect of any Credit Party's business.

          "Clearance Date" means the Business Day Lender receives payment in full in immediately available funds of the P.O. Price in connection with an
Accepted P.O.

          "Closing Date" means the Business Day on which the conditions precedent set forth in Article 3 have been satisfied or specifically waived in writing by Lender, and the initial Advance has been made.

          "Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any
Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the
Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions;
provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different

                                       29

Articles or Divisions of the Code, the definition of such term contained in
Article or Division 9 shall govern.

          "Collateral" has the meaning assigned to it in Section 7.1.

          "Collateral Access Agreements" means an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other Person to whom any Collateral (including inventory, bills of lading or other documents of title) is consigned or who has custody, control or possession of any Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other Person, INTER ALIA, acknowledges the security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other Person may, at any time, have against such
Collateral, whether for processing, storage or otherwise, and agrees to permit
Lender access to, and the right to remain on, the premises of such lessor, consignee or permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other Person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the
Collateral for the benefit of Lender and agrees to follow all instructions of
Lender with respect thereto.

          "Contracts" means all the contracts, undertakings, or agreements
(other than rights evidenced by chattel paper, Documents or instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the
United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

          "Corporate Credit Party" means any Credit Party that is a corporation, partnership or limited liability company.

          "Credit Party" means Borrower, and each other Person (other than
Lender) that is or may become a party to this Agreement or any other Loan
Document.

          "Customer" means a Person which issues a P.O.

                                       30

          "Customs Broker Agreement" means a written agreement, in form and substance satisfactory to Lender, among Lender, Borrower, Borrower's freight forwarders and customs brokers and/or any other Person acting on behalf of
Borrower, who is satisfactory to Lender and who is responsible for forwarding and clearing Products through customs on behalf of Borrower, which agreement will provide, among other things, that, such Person shall take direction with respect to such Products solely from Lender.

          "Default" means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an
Event of Default.

          "Delinquent P.O." means a P.O. for which the P.O. Price is not paid by the earlier of (i) the Advance Due Date with respect thereto or (ii) the date on which the Accepted P.O. is cancelled.

          "Documents" means all "documents," as such term is defined in the
Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

          "Environmental Laws" means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources
(including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

          "Environmental Liabilities" means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental
Law, environmental permits or in connection with any Release, threatened
Release, or the presence of a Hazardous Material.

          "Event of Default" has the meaning assigned to it in Section 8.1.

          "Facility Fee" has the meaning assigned to it in Section 2.5(a).

          "Facility Termination Date" means the earliest of (i) the Stated
Expiry Date, (ii) the date Lender's obligation to make Advances is terminated pursuant to Section 8.2, and (iii) the date of indefeasible prepayment in full by Borrower of the Obligations in accordance with the provisions of Section
2.10.

          "Financial Statements" means the consolidated and consolidating income statement, balance sheet and statement of cash flows of Borrower and its
Subsidiaries, internally prepared for each Fiscal Month, and audited for each
Fiscal Year, prepared in accordance with GAAP.

                                       31

          "Fiscal Month" means any of the monthly accounting periods of
Borrower.

          "Fiscal Year" means the twelve month period of Borrower ending on
September 30 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

          "Funding Date" means as respects an Accepted P.O., the date Lender makes Advances to or for the benefit of an Accepted P.O.

          "GAAP" means generally accepted accounting principles in the United
States of America as in effect from time to time, consistently applied.

          "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses,
Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and
Records, goodwill (including the goodwill associated with any Intellectual
Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, instruments and other property in respect of or in exchange for pledged Stock and investment property, and rights of indemnification.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation
("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person
(whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

          "Guarantor" means each Person that executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

                                       32

          "Guaranty" means any agreement to perform all or any portion of the
Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

          "Hazardous Material" means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any
Environmental Laws, including any material or substance that is (a) defined as a
"solid waste," "hazardous waste," "hazardous material," "hazardous substance,"
"extremely hazardous waste," "restricted hazardous waste," "pollutant,"
"contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Hazardous Waste" has the meaning ascribed to such term in the
Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901 et. seq.).

          "Indebtedness" of any Person means: (i) all indebtedness of such
Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than forty-five (45) days past due);
(ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii)
all liabilities under Title IV of ERISA.

          "Indemnified Liabilities" and "Indemnified Person" have the respective meanings assigned to them in Section 10.2.

          "Intellectual Property" means any and all Licenses, Patents,
Copyrights, Trademarks, trade secrets and customer lists.

          "Interest Rate" has the meaning assigned to it in Section 2.4(a).

          "Inventory" means all "inventory," as such term is defined in the
Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute P.O. Inventory, raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or

                                       33

consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

          "IRC" and "IRS" mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

          "Landed Cost" means, as respects each P.O., the cost to Borrower to purchase the Products to fulfill such P.O. including transportation, insurance, taxes and customs duties.

          "Lender" means Laurus Master Fund, Ltd. and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

          "License" means any written agreement now owned or hereafter acquired by any Person granting any right to use any Copyright or Copyright registration, any Trademark or Trademark registration or any invention on which a Patent is in existence.

          "Lien" means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Litigation" means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

          "Loan Documents" means this Agreement, any promissory notes, the
Financial Statements, each Guaranty, the Power of Attorney, the Lockbox Account
Agreements, and the other documents and instruments listed in Section 3.1, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than
Lender) in connection with any of the foregoing.

          "Lockbox Account" "Lockbox Account Agreement" have the meanings assigned to such terms in SCHEDULE B.

          "Material Adverse Effect" means: a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit
Party operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

          "Maximum Amount" means $1,250,000.

          "Minimum Actionable Amount" means $75,000.

                                       34

          "Obligations" means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by
Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Advances and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Advances and all obligations and liabilities of any Guarantor under any Guaranty.

          "Patents" means all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

          "Permitted Encumbrances" means the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 4.9; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit
Party; (v) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to equipment, fixtures or real estate; (vi) carriers', warehousemans', suppliers'
or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $10,000 at any time; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit
Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title
(including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (ix) Purchase Money
Liens securing Purchase Money Indebtedness; (x) Liens in existence on the
Closing Date as disclosed on DISCLOSURE SCHEDULE 1.1(A) provided that no such
Lien is spread to cover additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased; and (xi) Liens in favor of Lender securing the Obligations;

                                       35

          "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

          "P.O." means a purchase order delivered to Borrower from a Customer in the ordinary course of its business.

          "P.O. Delivery Date" means the date on which the Products are to be delivered to the Customer as set forth in the Request Certificate and the P.O.

          "P.O. Inventory" means the Inventory consisting of Products required to satisfy a P.O.

          "P.O. Invoice" means the invoice rendered upon delivery of the
Products pursuant to a P.O.

          "P.O. Price" means the purchase price set forth in the P.O. to be paid by the Customer for Products.

          "P.O. Proceeds" means payments received on account of P.O. Invoices
(whether paid by the Customer or any other Person).

          "Premises" means the facility or facilities identified in the Request
Certificate where the Products will be delivered and/or processed.

          "Proceeds" means "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit
Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any
Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; and (iv) P.O. Proceeds.

          "Product" means the finished goods to be delivered to a Customer pursuant to a P.O.

          "Product Delivery Date" means the date on which the Products are to be delivered to Borrower as set forth in the Request Certificate.

          "Purchase Money Indebtedness" means (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii)
any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals,

                                       36

extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

          "Purchase Money Lien" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money
Indebtedness secured by such Lien and only if such Lien secures only such
Purchase Money Indebtedness.

          "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

          "Request Certificate" means a certificate substantially in the form of
EXHIBIT A duly executed by Borrower and delivered to Lender.

          "Requirement of Law" means as to any Person, the Certificate or
Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such
Person or any of its property is subject.

          "Stated Expiry Date" means November 26, 2005; PROVIDED THAT the Stated
Expiry Date may be extended for a one (1) year period if at least thirty (30)
days prior to the then current Stated Expiry Date Borrower and Lender enter into a written agreement pursuant to which they agree to extend the then current
Stated Expiry Date.

          "Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other
"equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the
Securities Exchange Act of 1934).

          "Stockholder" means each holder of Stock of Borrower or any other
Credit Party.

          "Subsidiary" means, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation
(irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such
Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or

                                       37

capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

          "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

          "Termination Date" means the date on which all Obligations under this
Agreement are indefeasibly paid in full, in cash and Borrower shall have no further right to obtain Advances or other financial accommodations under this
Agreement.

          "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

               ACCOUNTING TERMS. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided herein or therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied.

               CODE TERMS. Any term used in this Agreement or the other Loan
     Documents which is defined in the Code, unless otherwise specifically provided herein or therein, shall have the meaning given to such term in the Code.

                                       38

                          SCHEDULE B - CASH MANAGEMENT

               (a) ATTACHMENT I TO THIS SCHEDULE B lists all banks and other financial institutions at which Borrower or any other Corporate Credit Party maintains deposits and/or other accounts and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. Commencing on the Closing Date and until the
Termination Date, each Corporate Credit Party shall notify all of its Customers and other account debtors to remit all Accounts and P.O. Proceeds directly to
Account Number 08806411813 at JP Morgan Chase bank (the "Lockbox Account"), pursuant to an irrevocable notification letter acceptable to Lender or to such other blocked accounts, Lockboxes or Lockbox accounts as Lender shall otherwise direct in writing (the Lockbox Account and such other accounts, collectively, the "LOCKBOX ACCOUNTS"). On or before the Closing Date, each bank at which the
Lockbox Accounts are held shall have entered into tri-party Lockbox agreements
(the "LOCKBOX ACCOUNT AGREEMENTS") with Lender and the applicable Credit Party, in form and substance acceptable to Lender. Each such Lockbox Account Agreement shall provide, among other things, that (i) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Lockbox
Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (ii) upon Lender's request, such bank agrees to sweep on a daily basis all amounts in the Lockbox Account to

               (b) upon Lender's request, such bank agrees to sweep on a daily basis all amounts in the Lockbox Account to such bank account as Lender shall direct in writing.

               (c) On the Closing Date, the Lockbox and blocked account
arrangements shall immediately become operative at the banks at which the
Lockbox Accounts are maintained. To the extent Lender receives amounts from the
Lockbox Accounts, such amounts shall be applied to reduce the Obligations. Each
Corporate Credit Party acknowledges that it shall have no right to gain access to any of the moneys in the Lockbox Accounts until after the Termination Date.

               (d) Upon the request of Lender, each Corporate Credit Party shall forward to Lender, on a daily basis, evidence of the deposit of all items of payment received by such Credit Party into the Lockbox Accounts and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on P.O. to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender.

                         INDEX OF EXHIBITS AND SCHEDULES

Schedule A                      -            Definitions
--------------------------------------------------------------------------------
Schedule B                      -            Cash Management
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Attachment I to Schedule C      -            Deposit and Lockbox Accounts
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Disclosure Schedule (1.1(a))    -            Permitted Encumbrances
--------------------------------------------------------------------------------
Disclosure Schedule (4.3)       -            Places of Business; Corporate Names
                                             and Information
--------------------------------------------------------------------------------
Disclosure Schedule (4.11)      -            Insurance
--------------------------------------------------------------------------------
Disclosure Schedule (7.1)       -            Actions to Perfect Liens
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit A                       -            Form of Request Certificate
--------------------------------------------------------------------------------
Exhibit B                       -            Form of Power of Attorney
--------------------------------------------------------------------------------